Exhibit 99.1

PVH CORP. APPOINTS ALEXIS ROLLIER AS CHIEF FINANCIAL OFFICER

●	Mr. Rollier brings more than 30 years of global finance, operations and omni-channel retail experience.

●	He joins PVH from LVMH-owned Sephora, where he has served as Global Chief Operating Officer and Global Chief Financial Officer since 2018.

●	This appointment further strengthens PVH’s leadership team, as the company executes its PVH+ Plan to build Calvin Klein and TOMMY HILFIGER into their full potential and drive long-term growth and shareholder value.

NEW YORK – July 14, 2026 – PVH Corp. (NYSE: PVH), home to iconic brands Calvin Klein and TOMMY HILFIGER, today announced that Alexis Rollier has been appointed Chief Financial Officer, joining in early September 2026. Mr. Rollier will lead PVH’s global finance organization and oversee all aspects of the company’s financial steering around the world. He will join the PVH Executive Leadership Team and report to Stefan Larsson, Chief Executive Officer.

Mr. Rollier brings a strong combination of global finance, operations and omni-channel retail expertise to his new role at PVH. With more than three decades of experience at some of the world’s most recognizable consumer brands, he joins PVH from Sephora, part of the LVMH Group, where he has served as Global Chief Operating Officer and Global Chief Financial Officer since 2018. During his 14-year tenure with the global beauty retailer, Mr. Rollier has played a significant role in scaling the business around the world, delivering outstanding growth, while improving profitability and operating performance.

Stefan Larsson, Chief Executive Officer, PVH Corp. said: “Alexis is a unique global finance leader, who brings highly relevant expertise across multi-brand and omni-channel retail, deep financial and operational experience, and a strong track record of driving disciplined growth with profit expansion. As we continue our journey to build Calvin Klein and TOMMY HILFIGER into their full potential, Alexis’s experience connecting consumer-facing strategies with effective financial steering will help drive long-term shareholder value.”

Over the course of his career, Mr. Rollier has lived and worked in both the U.S. and Europe, and has led teams across North America, Europe, the Middle East and Latin America, gaining a deep understanding of how to manage and grow omni-channel consumer businesses and balance global scale with local market relevance and execution. Prior to his current role at Sephora, he held senior leadership roles at the company, including CFO for Europe and the Middle East, and CFO and SVP, Operations Americas. In these roles, Mr. Rollier led major initiatives, including business transformations and capability building across digital, e-commerce and supply chain. Earlier in his career, he served as Global Chief Financial Officer at Guerlain and held senior finance roles at Kingfisher and LVMH. He started his career at Arthur Andersen and earned his MBA at ESSEC Business School.

Alexis Rollier, incoming Chief Financial Officer, PVH Corp. said: “Calvin Klein and TOMMY HILFIGER are two of the most iconic brands in the world, with powerful consumer relevance, and I am energized by the opportunity to join the PVH team at this important stage of the company’s journey. I look forward to working alongside Stefan and the PVH leadership team as we focus on capturing opportunities across our global business, and delivering long-term, sustainable value to our PVH shareholders.”

Mr. Rollier will join PVH in early September 2026 and will succeed Melissa Stone, Executive Vice President, Global Financial Planning & Analysis (FP&A) who has served as Interim CFO since January 1, 2026. Ms. Stone will work closely with Mr. Rollier to ensure a smooth transition and continue to lead Global FP&A, reporting to Mr. Rollier.

“I want to thank Melissa for her exceptional partnership over this interim period,” added Mr. Larsson. “I am looking forward to her continued leadership in FP&A and working closely with both her and Alexis as we continue to advance our strategic priorities.”

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About PVH Corp.

PVH is one of the world’s largest fashion companies, driven by its two iconic brands, Calvin Klein and TOMMY HILFIGER. For more than 140 years, PVH has connected with and inspired consumers globally and now operates in more than 40 countries worldwide. For more information, visit https://www.pvh.com. Follow PVH on Instagram and LinkedIn.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; and (ii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.

Investor Contact:

investorrelations@pvh.com

Media Contact:

communications@pvh.com

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